                                                                    Exhibit 11.1

                       COMPUTATION OF PER SHARE EARNINGS

                                                                                                               FOR THE QUARTER
                                                                                                                    ENDED
                                                             FOR THE YEAR ENDED JULY 31                          OCRTOBER 31
                                                 -----------------------------------------------------------------------------------

                                                      1995             1996              1997               1996               1997
                                                 -------------   --------------    --------------    ----------------    -----------
                                                       (in thousands, except per share data)
Primary
  Average shares outstanding.....................     14,462          15,271           15,081              15,175           15,081
  Net effect of dilutive stock warrants--based
   on the treasury stock method using the
   offering price................................      1,677           1,677            1,677               1,677            1,677
  Net effect of stock compensation-- based on
   the treasury stock method using the offering
   price.........................................        587             587              391                 587              404
  Total..........................................     16,726          17,535           17,149              17,439           17,162
                                                 ===========     ===========    =============       =============       ==========
  Net income.....................................  $   6,963       $  (4,841)      $  (14,296)          $     270        $   3,062
                                                 ===========     ===========    =============       =============       ==========
  Per share amount...............................  $     .42       $    (.28)      $     (.83)          $    0.02        $     .18
                                                 ===========     ===========    =============       =============       ==========
Pro Forma
  Average shares outstanding.....................                                      15,081                               15,081
  Net effect of dilutive stock warrants--based
   on the treasury stock method using the
   offering price................................                                       1,677                                1,677
  Net effect of stock compensation--based on the
   treasury stock method using the offering
   price.........................................                                         391                                  404
  Assumed conversion of 11% junior subordinated
   notes.........................................                                       2,027                                2,027
  Assumed issuance of Class A common shares as a
   result of the acquisition of Ballantrae
   Corporation...................................                                       1,845                                1,845
  Assumed issuance of Class A common shares as a
   result of the Offering........................                                       4,000                                4,000
                                                                                -------------                           ----------
  Total..........................................                                      25,021                               25,034
                                                                                =============                           ==========
  Income (loss) from continuing operations.......                                      (1,326)                               5,108
                                                                                =============                           ==========
  Per share amount...............................                                        (.05)                                 .20
                                                                                =============                           ==========

Note: Fully diluted earnings per share is not presented as there are no differences from the primary earnings per share.